Exhibit 10.2

ECONOMIC DEVELOPMENT AGREEMENT

This CHAPTER 380 ECONOMIC DEVELOPMENT AGREEMENT (this Agreement) is entered into by and between the City of Pasadena, Texas (the City), a Texas Home Rule  Municipal Corporation, and Indoor Harvest Corporation (IHC), a corporation of the State of Texas with its principal place of business in Houston, Texas.

PREAMBLE

WHEREAS, Indoor Harvest Corp. (IHC) proposes to fund the establishment and provisioning of an indoor agricultural research facility (vertical farm) to be located in Pasadena, Texas at the buildings at 112 and 114 Walter Street (The Premises) as further described on Exhibit A, Parcel Descriptions of Tracts 1 and 2 and Exhibit B, Survey of Tracts 1 and 2, referred to herein as CLARA (Community Located Agricultural Research Area). This location encompasses two unused facilities owned by the City; formerly used for various municipal purposes including a community services satellite office, a jail, and a fire station. This location would house a production floor(s) and any customary and usual equipment necessary for the normal operations of a vertical farming operation including production, packaging and point of distribution. In addition, classrooms or other education facilities would be accommodated in either or both buildings to promote technical training through partnership with San Jacinto College and Pasadena Independent School District (Education Partners) that is intended to further the goal of developing local employment in the field of indoor agriculture facility management.

WHEREAS, the purpose of this commercial operation would be to showcase IHC design, engineering and build technology to clients within an active production facility, generating business through engineering and project consultancy employment; and

WHEREAS, IHC proposes that a minimum of $4.0 million in capital and equipment acquisition will be invested in the repair, refurbishment and equipping of these facilities during the term of the agreement, bringing them to full City code compliance and to a standard equal to or exceeding that of similar commercial facilities; and

WHEREAS, operation of the vertical farm is expected to create new jobs and tax value for the City, and will promote local economic development and stimulate business and commercial activity in Pasadena in general and in an area of the community specifically that has seen economic opportunities decline; and

WHEREAS, under Chapter 380 of the Texas Local Government Code, the City has adopted an economic development program to promote local economic development and stimulate business, agriculture, education and training and commercial activity within the City; and

WHEREAS, the agreement between IHC and the City meets the criteria established under Chapter 380 of the Texas Local Government Code as a program established to promote local economic development and stimulate business, agriculture, education and training and commercial activity within the City; and

WHEREAS, to ensure that the benefits that the City provides are utilized in a manner consistent with Chapter 380 and other laws, IHC agrees that its receipt of such benefits shall be conditioned upon its satisfaction of those conditions enumerated herein, including performance conditions related to the construction and development of the vertical farm and job creation;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the City and IHC agree as follows:

ARTICLE I. GENERAL TERMS AND DEFINITIONS

The recitations herein above set forth in the Preamble are hereby adopted by this reference and incorporated herein, the same is so set forth in full context.

This agreement is made and entered into this ______ day of _____________________, A. D., 2015 by and between the City of Pasadena, Texas, a Home Rule Municipal Corporation situated in Harris County, Texas (the “City”), and Indoor Harvest Corporation (IHC), a corporation of the State of Texas. In consideration of the covenants and agreements hereinafter contained the parties do hereby agree as follows:

It is agreed that the following documents, to wit: this CHAPTER 380 ECONOMIC DEVELOPMENT AGREEMENT, a signed certification by IHC that sufficient funding is available to commence the repair, refurbishment and equipping of these facilities as set out hereinafter, as well as any and all addenda, are a part of this Agreement, as if set out in full at this part of the Agreement.

DEFINITIONS

As used in this agreement, the following terms shall have the meanings set forth below:

INDOOR AGRICULTURAL FACILITY (VERTICAL FARM). The extent buildings at 112 and 114 Walter Street containing a community services building and fire station and their approaches, to be utilized in research, testing and prototyping of hydroponic and aeroponic plant nutrient growing systems, and as a showroom of the various equipment/technology used in these environments. It will contain such growing areas as deemed appropriate to provide proof-of-concept for IHC design and engineering, and education facilities, classrooms or other areas where training in vertical farm management may be accomplished. This definition does not preclude the employment of other greenhouse or hoop-type growing structures which may be utilized as business demands dictate.

EFFECTIVE DATE. The effective date of the transfer of the City facilities to the constructive use of IHC or its assigns, and the binding of IHC and the City to all terms of this agreement, will commence on the date IHC certifies in writing by separate signature that an adequate level of funding to be determined by IHC no later than April 15, 2016, exists to undertake the repurposing of the City buildings and to commence the operations envisioned by this agreement. Unless and until such written certification is presented by IHC to the City, this agreement is contemplative of future agreement only but is not binding on either party.

TERM. The entire duration of the agreement period when conditions and performance requirements are adequately met by both parties.

BUILD PARTNERSHIP - The Harris County BUILD Partnership (Partnership) is an extension of Healthy Living Matters (HLM), a county-wide collaborative of organizations chartered to address childhood obesity in Harris County. The City of Pasadena is one of eight participatory members that join three convener organizations in the partnership. The partnership’s policy priorities and charter as addenda to this document are herein included by reference as attached hereto on Exhibit C.

ARTICLE II. THE PROJECT AND THE IMPROVEMENTS

PURPOSE. The City of Pasadena has an interest in redeveloping the historical area of Pasadena to provide more economic opportunity for residents as well as revitalizing an area that has declined over time as newer development moved to the south of the city. The Vertical Farm facility proposed by this Economic Development Agreement offers a foundation upon which further development in the area may expand, should the present model prove successful. The education and public health benefits in development with San Jacinto College, Pasadena Independent School District and the Harris County Public Health & Environmental Services department are recognized as potentially significant in contributing to the overall economic vitality and well-being of Pasadena residents, and the City acknowledges the rewards inherent in supporting small-scale economic redevelopment through projects such as this agreement offers.

ARTICLE III. REPRESENTATIONS OF THE PARTIES

REPRESENTATIONS OF THE CITY. The City hereby represents to the Company that as of the date hereof:

The City is a duly created and existing Municipal Corporation and Home Rule Municipality of the State of Texas under the laws of the State of Texas and is duly qualified and authorized to carry on the governmental functions and operations as contemplated by this Agreement.

The City has the power, authority, and legal right under the laws of the State of Texas and the City Charter to enter into and perform this Agreement and the execution, delivery, and performance hereof (i) will not, to the best of its knowledge, violate any applicable judgment, order, law, or regulation, and (ii) do not constitute a default under, or result in the creation of, any lien, charge, encumbrance, or security interest upon any assets of the City under any agreement or instrument to which the City is a party or by which the City or its assets may be bound or affected.

This Agreement has been duly authorized, executed, and delivered by the City and constitutes a legal, valid, and binding obligation of the City, enforceable in accordance with its terms, except to the extent that (i) the enforceability of such instruments may be limited by bankruptcy, reorganization, insolvency, moratorium, or other similar laws of general application in effect from time to time relating to or affecting the enforcement of creditors' rights, and (ii) certain equitable remedies including specific performance may be unavailable.

The execution, delivery, and performance of this Agreement by the City do not require the consent or approval of any person that has not been obtained.

REPRESENTATIONS OF THE COMPANY. The Company hereby represents to the City that as of the date hereof:

The Company is duly authorized and existing under the laws of the State of Texas and in good standing under the laws of the State of Texas, and is qualified to do business in the State of Texas.

The Company has the power, authority, and legal right to enter into and perform its obligations set forth in this Agreement, and the execution, delivery, and performance hereof (i) have been duly authorized, and will not, to the best of its knowledge, violate any judgment, order, law or regulation applicable to the Company, and (ii) do not constitute a default under or result in the creation of, any lien, charge, encumbrance, or security interest upon any assets of the Company under any agreement or instrument to which the Company is a party or by which the Company or its assets may be bound or affected.

This Agreement has been duly authorized, executed, and delivered and constitutes a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability of such instruments may be limited by bankruptcy, reorganization, insolvency, moratorium, or other similar laws of general application in effect from time to time relating to or affecting the enforcement of creditors' rights.

 ARTICLE IV. INDOOR HARVEST CORP. OBLIGATIONS

PROPERTY LEASE. As a condition of the City of Pasadena leasing its facilities to IHC for development of the Vertical Farm, IHC agrees to use the space only for those purposes specifically intended for and agreed to by the City and IHC.  IHC shall not use or permit the use of the facilities or premises in any manner that may result in waste, or constitutes a nuisance, or violates any law, ordinance, rule, restriction, or regulation, or for any illegal purpose.  IHC shall permit the City of Pasadena, its agents, representatives and employees to enter into and on the Premises when reasonably necessary for the purpose of inspection or any other purpose necessary to protect the City of Pasadena’s interest in the Premises. All arrangements and expense for any pest and/or rodent control shall be the sole responsibility of IHC.  The City of Pasadena shall not be responsible for or make any repair occasioned by the act or negligence of IHC or any of its officers, agents, or employees.  IHC is responsible for and agrees to pay for costs related to its use of all utilities including electricity, gas, heat, air conditioning, telephone, water, sewage and garbage removal.  IHC is solely responsible for securing and maintaining insurance at its own expense for property and equipment contained on the property/within the facilities, and any trade fixtures that IHC may attach thereto.  Any damages incurred upon said property/facilities during the term of this Agreement, whether by fire, storm, natural disaster or otherwise, shall be the responsibility of IHC to repair and/or replace so that the property/facilities are returned to City in a condition similar to the condition at the time IHC received the property/facilities.

IHC CONFIRMS BY ENTERING INTO THIS AGREEMENT THAT IT HAS INSPECTED AND ACCEPTS THE PROPERTY/FACILITIES “AS IS”.  THE CITY HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE COMMERCIAL SUITABILITY, ENVIRONMENTAL CONDITIONS NOW EXISTING, PHYSICAL CONDITION, LAYOUT, FOOTAGE, EXPENSES, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATING TO THE PROPERTY/FACILITIES AND THIS AGREEMENT EXCEPT AS SPECIFICALLY HEREIN SET FORTH OR REFERRED TO, AND IHC HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE.  THE CITY MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, MERCHANTABILITY, MARKETABILITY, FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE OR OTHERWISE, EXCEPT AS SET FORTH HEREIN.  ANY IMPLIED WARRANTIES ARE EXPRESSLY DISCLAIMED AND EXCLUDED.  THE REPRESENTATIONS, WARRANTIES, COVENANTS, TERMS, CONDITIONS, AND WAIVERS SET FORTH IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

ENGINEERING AND MANUFACTURING - IHC agrees to project manage all activities directly related to engineering and product design development and to be held liable for capital expenditures to produce designs, build, install, source crop genetics and establish and maintain system settings.

OPERATIONAL EXPENSES. Ongoing costs for production from seed to packaging, IHC equipment and resources, and building maintenance as referred to under UPKEEP will be the responsibility of IHC.

HARVESTING, PACKAGING AND SHIPPING. IHC will coordinate harvesting, packaging suppliers and branded elements as required. An equitable distribution of available produce, crops, plants and like agricultural products shall be guided by the BUILD partnership’s policy goals, to be made in consideration of specific growing cycles, research priorities and unforeseen exigencies, IHC making such reasonable efforts as to maximize availability of produce consistent with sound business practices. Such products shall be offered at the facility site only and IHC shall have no responsibility to provide additional means or methods of distribution beyond it. Any surplus, extraneous or unused production not timely requested by the partnership may be used by IHC in any way it sees fit, to sell, distribute or dispose of in whatever manner it deems appropriate.

EDUCATION AND TRAINING. Ongoing costs for resources including but not limited to faculty and student materials to support the curriculum will be the responsibility of the education program partners as they may be mutually agreed upon. These include Pasadena Independent School District, San Jacinto College, BUILD Partnership grant funds currently budgeted for such programs and any subsequent support that may be provided by other entities. IHC agrees to provide reasonable accommodation to the education partners for an appropriate venue to exercise the training and educational components of this agreement and to act as expert advisers in regards to the development of an indoor agriculture core curriculum by the education program partners that leads to professional certification in this field. IHC may at their sole discretion provide other resources or monetary support as they determine is appropriate.

ASSESSMENT. IHC agrees to a calendar quarterly assessment of operations to be provided to the City in writing to assure terms and conditions of this agreement are being met. An oversight committee will be established between City of Pasadena and IHC to review financial and operational standards not less than one time per calendar year in an effort to maintain a healthy and innovative project model that will enhance the project's utility in showcasing economic development goals while remaining within the parameters of agreed performance. IHC shall establish and maintain during the term of this Agreement records and accounts relating to the operation of its activities, including but not limited to capital investments, expenditures, taxes, and employees, which records and accounts shall be subject to examination, copying and review by the City at any reasonable time.

UPKEEP. Routine maintenance and upkeep of the buildings will be shared between the City and IHC, with facilities' routine exterior and landscape upkeep the responsibility of the City and interior areas, improvements and alterations of the buildings’ interiors the responsibility of IHC during the term of the agreement. Any construction, repair, or material changes, additions or alterations of the buildings’ exteriors or landscaping done at IHC’s request and with the City’s written permission by an authorized City representative will become the responsibility of IHC to maintain for the remaining term of this agreement, whether for business necessity or aesthetic appeal.

ECONOMIC BENEFITS INCLUDING EMPLOYMENT. Contingent on the success of IHC to raise $4.0 million or a lesser sum IHC agrees to on or before April 15, 2016, and the certification of such funding by way of separate notice by IHC, IHC warrants to the City to fund the CLARA Project as an agricultural research, education and public health facility. IHC proposes the following economic benefits to the City in return for the facilities' use and other named benefits:

•	A minimum of 12 short to intermediate term jobs in the fields of construction, plumbing, electrical and materials handling as the buildings are refitted;
•	An additional minimum of 1.15 full time (35 hr/wk) positions per $1,000,000 of capital expenditures on the project;
•	A total of $3,500,000 in cash or like-kind expensing by April 15, 2017; or three-hundred sixty-five (365) days from the date of the separate certification of funding by IHC of the agreement if earlier, for capital expenditures relating to equipping the facilities for production, packaging and delivery make-ready. The City may request, and IHC will deliver if so requested, a summary accounting of expenditures to-date at any time after ninety (90) days since the certification of funding by IHC. The addenda USE OF PROCEEDS table is hereby incorporated by reference.

CONDITION OF FACILITIES UPON TERMINATION OF AGREEMENT. Should this agreement be terminated for cause, or no cause, as prescribed in ARTICLE VI. DEFAULT AND REMEDY, IHC recognizes that any additions, improvements or other appurtenances attached to the property, and made during the term of this agreement, shall pass to the custody and ownership of the City at the time of termination without recourse by IHC.

ARTICLE V. CITY OF PASADENA, TEXAS OBLIGATIONS

The City of Pasadena will provide both facilities named above for the sum of $10 per annum for a period not to exceed twenty (20) years to IHC. As additional consideration for IHC’s performance of its obligations under this Agreement, for a period of ten (10) years beginning January 1, 2017 and ending December 31, 2027, the City will rebate property taxes levied by the City and paid by IHC on all personal property acquired and installed within said facilities each calendar year and any property taxes paid by IHC on the increase in the value of the land associated therewith.  Any personal property, equipment or machinery replaced or installed must be new to be eligible for rebate under this Agreement.

With respect to the tax rebates described above, on or before March 1st of each year during the first ten (10) years of this Agreement, IHC shall notify the City in writing of the amount of City property taxes timely paid by IHC per the property tax notice for the preceding year. Any eligible rebates will be paid by the City to IHC on an annual basis for the preceding year on or before October 30th following the tax year for which they were paid.

CITY ISSUANCE AND PERMITS. The City will diligently work to expedite all permitting and approvals required for the refurbishment and refitting of the facility within the limits of regulatory constraints and the usual and customary time required for such approvals. Such permits include but are not limited to building, electrical, plumbing, environmental and other such permits as will be necessary to allow reasonable progress on refurbishing of the facility.

PRODUCTION. The City’s material interest in production shall be limited to working with the BUILD partnership policy goals for distribution as a public health initiative in North Pasadena, and that IHC’s crop production is of a frequency and volume that are appropriate to a facility of its size and purpose, and is made available at suitable times to meet the partnership’s objectives for improving the public wellbeing. The City shall have no obligation as contributing to production expenses, harvesting or packaging. Distribution of such products shall be the sole responsibility of the BUILD partnership as they determine by the BUILD policy guidelines and not the responsibility of the City. Any surplus, extraneous or unused production not timely requested by the partnership may be used by IHC in any way it sees fit, to sell, distribute or dispose of in whatever manner it deems appropriate.

TRAINING AND EMPLOYMENT. The City of Pasadena may it its option work through a designated City representative with its education partners and IHC to assist in developing a course of teaching. The curriculum goal will seek approval for appropriate secondary, vocational and continuing career education of such standard that graduates successfully completing their studies may be considered by general agreement and appropriate professional certification among the parties to meet all relevant education requirements and to be competent to seek employment within the field of indoor agriculture, facility management and related fields.

ARTICLE VI. DEFAULT AND REMEDY

 As the City and IHC agree a mutually supportive environment is useful in ensuring the successful operation of this project and subsequent economic benefits that may flow from it, the goal of any lapse in performance by either party shall be to amicably resolve the issue in a timely way and return the project to compliance within the terms of the agreement.

If IHC fails to perform any term of this Agreement, the City shall provide the City's designated representative adequate information to provide IHC with a reasonable description of the performance term in default. IHC will have 15 days to evaluate and respond in writing to this information and an additional 30 days to develop a plan to resolve the term in default that is acceptable to the City. Should such plan be deemed inadequate to cure the term in default, and no further progress is made in resolving the issue, the City may terminate this Agreement upon thirty (30) days written notice to IHC or City may terminate this Agreement at any time without cause upon ninety (90) days written notice to IHC. Upon any determination of IHC’s default, including but not limited to failure to complete construction as contemplated by the parties, failure to create and maintain those minimum numbers of jobs specified by Agreement, failure to make timely payments of taxes assessed, failure to support educational benefits intended to result from this Agreement, and/or termination of this Agreement by the City, the leased Premises shall be returned to the City and City shall be entitled to recapture all amounts rebated to IHC, said amounts become due and payable to the City upon thirty (30) days written notice to IHC.

Notice of termination of the agreement by either party, for cause or no cause, must be made in writing and provided to the other party according to the terms of the ARTICLE VII. GENERAL PROVISIONS, NOTICES section below.

ARTICLE VII. INDEMNIFICATION

IHC AGREES TO INDEMNIFY FULLY AND TO SAVE WHOLE AND HARMLESS THE CITY OF PASADENA FROM ALL COSTS, EXPENSES AND DAMAGES OR LOSSES, INCLUDING ALL COSTS OF LITIGATION, ARISING OUT OF ANY REAL OR ASSERTED CAUSES OF ACTION, AND FROM ALL COSTS OR LOSSES FROM WRONG, OR INJURY OR DAMAGES WHICH MAY BE OCCASIONED BY IHC, ITS AGENTS, SERVANTS OR EMPLOYEES IN ITS OPERATIONS, OR CONNECTED THEREWITH AND IHC, ITS AGENTS, SERVANTS OR EMPLOYEES IN THE PROSECUTION OF SAID WORK, OR THEREWITH, WHERE SUCH INJURIES, DEATH OR DAMAGES ARE CAUSED BY THE JOINT NEGLIGENCE OF CITY OF PASADENA AND ANY OTHER PERSON OR ENTITY.

IHC AGREES TO AND SHALL INDEMNIFY AND HOLD HARMLESS THE CITY OF PASADENA, ITS OFFICERS, AGENTS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, CLAIMS OF ACTION, SUITS, AND LIABILITY OF EVERY KIND, INCLUDING ALL EXPENSES OF LITIGATION, COURT COST, AND ATTORNEY’S FEES, FOR INJURY OR DEATH OF ANY PERSON OR FOR DAMAGE TO ANY PROPERTY, ARISING OUT OF OR IN CONNECTION WITH THE WORK DONE BY IHC, ITS AGENT, SERVANTS OR EMPLOYEES UNDER THIS CONTRACT OR CONNECTED THEREWITH WHERE SUCH INJURIES, DEATH OR DAMAGE ARE CAUSED BY THE JOINT NEGLIGENCE OF:

(1)    IHC OR ANY OF ITS EMPLOYEES; AND
(2)    THE CITY OF PASADENA, ITS OFFICERS, AGENTS OR  EMPLOYEES.

IT IS THE EXPRESSED INTENTION OF BOTH THE CITY OF PASADENA AND IHC THAT THE INDEMNITY PROVIDED FOR IN THIS SECTION IS INDEMNITY BY IHC TO INDEMNIFY AND PROTECT THE CITY OF PASADENA FROM THE CONSEQUENCES OF THE NEGLIGENCE OF THE CITY, ITS OFFICERS, AGENTS OR EMPLOYEES WHERE SUCH NEGLIGENCE IS A CONCURRING CAUSE OF THE INJURY, LOSS, DEATH OR DAMAGE.  FURTHERMORE, IT IS THE EXPRESSED INTENTION OF BOTH THE CITY OF PASADENA AND IHC THAT THE INDEMNITY PROVIDED FOR IN THIS SECTION SHALL HAVE NO APPLICATION TO ANY CLAIM, LOSS, DAMAGE CAUSE OF ACTION, SUIT OR LIABILITY WHERE THE INJURY, DEATH OR DAMAGE RESULTS FROM THE SOLE NEGLIGENCE OF THE CITY OF PASADENA UNMIXED WITH THE FAULT OF THE IHC OR ANY OF ITS EMPLOYEES.

In the event that any of the foregoing indemnification provisions shall be inapplicable or held unenforceable, IHC and the City of Pasadena shall each contribute to any judgment against any party for which indemnity would otherwise be due from it hereunder, according to the percentage of fault of such indemnifying party, in accordance with the laws of the State of Texas.

INSURANCE.  IHC shall maintain the following insurance during the term of this Agreement:
1.	Comprehensive General Liability Insurance in the amount of not less than one million dollars $1,000,000 combined single limit for personal injury, products, completed operations, and property damage.
2.	Worker's Compensation Insurance for all IHC employees employed at the Facilities, including Employer's Liability Insurance.

Within thirty (30) calendar days of the date hereof, IHC shall furnish the City of Pasadena with satisfactory proof of such insurance, given the CITY while this Agreement is in effect. These policies will be in effect at the time IHC commences to lease the City’s Facilities.

The City of Pasadena shall be included as a fully covered and named additional insured according to its interest during the term of this Agreement and thereafter as claims may be made.

ARTICLE VIII. GENERAL PROVISIONS

NOTICES. Any notice or other communication ("Notice") given under this Agreement must be in writing and may be given by depositing the Notice in the United States Mail, postage paid. For the purposes of Notice, the addresses of the Parties will, until changed as provided below, be as follows:

If to the Company:

Indoor Harvest Corp.
Attention: Chad Sykes
5300 East Freeway, Suite A.
Houston, TX. 7702

If to the City:

City of Pasadena, Texas
P.O. Box 672
Pasadena, Texas 77501

A Party may designate a different address at any time by giving Notice to the other Parties.

AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is approved by the Company and the City. No course of dealing on the part of the Company or the City nor any failure or delay by the Company or the City with respect to exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof.

INVALIDITY. In the event that any of the provisions contained in this Agreement shall be held unenforceable in any respect, such unenforceability shall not affect any other provisions of this Agreement and, to that end, all provisions, covenants, agreements or portions of this Agreement are declared to be severable.

SUCCESSORS AND ASSIGNS. No Party shall have the right to assign its rights under this Agreement or any interest herein without the prior written consent of the other Parties.

EXHIBITS, HEADINGS, TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. The exhibits attached to this Agreement are incorporated herein and are deemed a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail. All titles or headings are only for the convenience of the Parties and shall not be construed to have any effect or meaning as to the agreement between the Parties hereto. Any reference herein to a section or subsection will be considered a reference to such section or subsection of this Agreement unless otherwise stated. Any reference herein to an exhibit will be considered a reference to the applicable exhibit attached hereto unless otherwise stated.

APPLICABLE LAW. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Texas, and any actions concerning this Agreement shall be brought in either the State Courts of Harris County, Texas, or the United States District Court for the Southern District of Texas.

ENTIRE AGREEMENT. This Agreement represents the final agreement between the Parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. There are no unwritten oral agreements between the Parties.

APPROVAL BY THE PARTIES. Whenever this Agreement requires or permits approval or consent to be given by either of the Parties, the Parties agree that such approval or consent will not be unreasonably withheld or delayed.

COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which constitute but one and the same agreement.

INTERPRETATION. This Agreement has been jointly negotiated by the Parties and shall not be construed against a Party because that Party may have assumed primary responsibility for the drafting of this Agreement.

ORDINANCE NO. 2015-164

An Ordinance authorizing and approving a Chapter 380 Economic Development Agreement between the City of Pasadena and Indoor Harvest Corporation for the purpose of establishing a vertical farm facility that utilizes build design engineering and production.

                WHEREAS, Indoor Harvest Corp. (IHC) proposes to fund the establishment and provisioning of an indoor agricultural research facility (vertical farm) to be located in Pasadena, Texas at the buildings at 112 and 114 Walter Street (The Premises). This location would house a production floor(s) and any customary and usual equipment necessary for the normal operations of a vertical farming operation including production, packaging and point of distribution. In addition, classrooms or other education facilities would be accommodated in either or both buildings to promote technical training through partnership with San Jacinto College and Pasadena Independent School District; and

               WHEREAS, the purpose of this commercial operation would be to showcase IHC design, engineering and build technology to clients within an active production facility, generating business through engineering and project consultancy employment; and

               WHEREAS, IHC proposes that a minimum of $4.0 million in capital and equipment acquisition will be invested in the repair, refurbishment and equipping of these facilities during the term of the agreement, bringing them to full City code compliance and to a standard equal to or exceeding that of similar commercial facilities; and

              WHEREAS, operation of the vertical farm is expected to create new jobs and tax value for the City, and will promote local economic development and stimulate business and commercial activity in Pasadena in general and in an area of the community specifically that has seen economic opportunities decline; and

              WHEREAS, under Chapter 380 of the Texas Local Government Code, the City has adopted an economic development program to promote local economic development and stimulate business, agriculture, education and training and commercial activity within the City; and

              WHEREAS, the agreement between IHC and the City meets the criteria established under Chapter 380 of the Texas Local Government Code as a program established to promote local economic development and stimulate business, agriculture, education and training and commercial activity within the City; and

              WHEREAS, to ensure that the benefits that the City provides are utilized in a manner consistent with Chapter 380 and other laws, IHC agrees that its receipt of such benefits shall be conditioned upon its satisfaction of those conditions enumerated herein, including performance conditions related to the construction and development of the vertical farm and job creation;

NOW, THEREFORE BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF PASADENA:

SECTION 1.  That that certain Chapter 380 Economic Development Agreement, a facsimile of which is annexed hereto, incorporated herein for all purposes and designated Exhibit “1”, by and between the City of Pasadena, Texas and Indoor Harvest Corporation for the
purpose of establishing a vertical farm facility that utilizes build design engineering and production, is hereby authorized and approved.

SECTION 2.  The Mayor of the City of Pasadena, Texas is hereby authorized and directed to execute for and on behalf of the City the annexed agreement document and counterparts thereof.

SECTION 3.  That the City Council officially determines that a sufficient written notice of the date, hour, place and subject of this meeting of the City Council was posted at a place convenient to the public at the City Hall of the City for the time required by law preceding this meeting, as required by the Open Meetings Law, Chapter 551, Texas Government Code; and that this meeting has been open to the public as required by law at all times during which this ordinance and the subject matter thereof has been discussed, considered and formally acted upon.  The City Council further confirms such written notice and the contents and posting thereof.

(SIGNATURE AND APPROVAL – NEXT PAGE)

PASSED ON FIRST READING by the City Council of the City of
Pasadena, Texas in regular meeting in the City Hall this the

17th day of November, A.D., 2015.

APPROVED this the 17th day of November, A.D., 2015.

Johnny Isbell
_______________________________
JOHNNY ISBELL, MAYOR
OF THE CITY OF PASADENA, TEXAS

ATTEST:                                                                                                                      APPROVED:
Linda Rorick                                                                                                              Lee Clark
__________________________                                                    ________________________________
LINDA RORICK                                                                                                  LEE CLARK
CITY SECRETARY                                                                                          CITY ATTORNEY
CITY OF PASADENA, TEXAS                                                          CITY OF PASADENA, TEXAS

PASSED ON SECOND AND FINAL READING by the City Council of the

City of Pasadena, Texas in regular meeting in the City Hall

this the 1st day of December, A. D., 2015.

APPROVED this the 1st day of December, A.D., 2015.

Johnny Isbell
________________________________
JOHNNY ISBELL, MAYOR
OF THE CITY OF PASADENA, TEXAS

ATTEST:                                                                                                                     APPROVED:
Linda Rorick                                                                                                             Lee Clark
_________________________                                                       _________________________________
LINDA RORICK                                                                                                 LEE CLARK
CITY SECRETARY                                                                                         CITY ATTORNEY
CITY OF PASADENA, TEXAS                                                         CITY OF PASADENA, TEXAS